EXHIBIT 10.1

CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE AND ASSIGNMENT AGREEMENT

THIS LICENSE AND ASSIGNMENT AGREEMENT (the “Agreement”) is made and entered into as of March 16, 2009 (the “Effective Date”) by and between AMGEN INC., a Delaware corporation with offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799 (“Amgen”), and CELLDEX THERAPEUTICS, INC., a Delaware corporation with a place of business at 222 Cameron Drive, Suite 400, Phillipsburg, NJ 08865 (“Celldex”). Amgen and Celldex may be referred to herein individually as a “Party” and jointly as the “Parties.”

RECITALS

WHEREAS, Amgen and its Affiliate, Immunex Corporation, own or control certain intellectual property, materials and information related to molecules known as AMG 949 and AMG 950;

WHEREAS, Amgen and its Affiliates desire to assign and transfer to Celldex, and Celldex desires to obtain from Amgen and its Affiliates an assignment and transfer of, the Transferred Assets pursuant to this Agreement;

WHEREAS,  Amgen also owns or controls certain intellectual property that may be useful for the practice of the Assigned Patents within the Field, and Celldex desires to obtain from Amgen certain licenses to practice such intellectual property within the Field, and Amgen is willing to grant Celldex such licenses, on the terms and conditions herein; and

WHEREAS, Celldex also desires to continue supplying and making available AMG 949 and AMG 950 to the academic and non-profit research communities.

NOW THEREFORE, in consideration of the foregoing and the covenants and promises contained herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following terms shall have the following meanings:

1.1          “Affiliate” means, as to a Party, any entity that controls, is controlled by or is under common control with such Party, but only for so long as such control exists.  For purposes of this definition, the term “controls” (with correlative meanings for the terms “control”, “controlled by” and “under common control with”) means:  (a) to own directly or indirectly more than fifty percent (50%) of the voting securities or other ownership interest of the applicable entity; or (b) to possess, directly or indirectly, the power to direct and control the management of

Amgen Contract No.  200809737

the applicable entity, whether through the ownership of voting securities, by contract, or otherwise.

1.2          “AMG 949” means Amgen’s Flt3 ligand molecule claimed in the Assigned Patents, as exemplified by the amino acid sequence set forth in Exhibit A, and/or any nucleic acid coding therefor.

1.3          “AMG 949 Antibody” means any antibody, or fragment thereof, that binds AMG 949 for any and all uses.

1.4          “AMG 950” means Amgen’s CD40 ligand molecule claimed in the Assigned Patents and Licensed Patent Rights, as exemplified by the amino acid sequence set forth in Exhibit B, and/or any nucleic acid coding therefor. For the avoidance of doubt, AMG 950 does not include antibodies that bind CD40L.

1.5          “AMG 949 Program” means the program to develop AMG 949 conducted prior to the Effective Date by Amgen and its Affiliates and under which Amgen developed and/or practiced the Assigned Patents.

1.6          “AMG 950 Program” means the program to develop AMG 950, conducted prior to the Effective Date by Amgen and its Affiliate and under which Amgen developed and/or practiced the Assigned Patents.

1.7          “AMG 949/950 Licensed Patent Rights” means the Patent Rights identified in Exhibit E-1.

1.8          “Amgen Know-How” means the following Information that is Controlled by Amgen or its Affiliates as of the Effective Date: (1) the Regulatory Documents; (2) available protocols, data and reports of preclinical and clinical studies for the Molecules; (3)  available research and preclinical data, together with supporting documentation, for the Molecules that are necessary for the development, manufacture or commercialization of Products; (4) the Materials and available data and documents relating thereto; (5) the diligence room contents list set forth in Exhibit M; and (6) any such information which Amgen expressly designates in writing it intends to include as Amgen Know-How under this Agreement.

1.9          “Applicable Uses” means any (i) in vitro use (including but not limited to use of a Molecule for in vitro stem cell expansion, development or manufacture of an in vivo therapeutic, or development/commercialization of diagnostics, reagents, or kits); or (ii) veterinary use (including but not limited to veterinary use of a Molecule as a vaccine adjuvant). For the avoidance of doubt, Applicable Uses shall not be deemed to include any incidental in vitro use of a Molecule, where the license or sublicense to a Third Party of Celldex’s rights under the Assigned Patent Rights, Licensed Patent Rights and/or Amgen Know-How is solely for in vivo Products for therapeutic use.

1.10        “Assigned AMG 949/AMG950 Patent Rights” means the Patent Rights set forth in Exhibit C hereto.

1.11        “Assigned Patents” means, collectively, the Assigned AMG 949/AMG950 Patent Rights and Other Assigned AMG 950 Patents.

1.12        “Combination Product” means a Product containing (a) a Molecule and (b) one or more other clinically active ingredients.

1.13        “Commercially Reasonable Efforts” means the level of efforts and resources required to develop, obtain Regulatory Approvals for, and commercialize a Product in a sustained manner consistent with the efforts a similarly situated biopharmaceutical company of similar size and scope would typically devote to a product of similar market potential, profit potential or strategic value resulting from its own research efforts, based on conditions then prevailing.  Commercially Reasonable Efforts shall be determined on a country-by-country (each country including its territories) basis for a particular Product, and it is anticipated that the level of effort will change over time, reflecting changes in the status of the Product and the country (including its territories) involved.

1.14        “Confidential Information” means, as to either Party, all Information that such Party discloses to the other Party pursuant to this Agreement and all Information disclosed by either Party pursuant to that certain Confidential Disclosure Agreement by and between Amgen and Celldex effective as of September 28, 2007. “Confidential Information” may include manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form.

1.15        “Control” means, with respect to any Information or intellectual property, that the applicable Party owns or has a license to such Information or intellectual property and has the ability to grant to the other Party access to and a license or sublicense (as applicable) under such Information or intellectual property without (a) violating the terms of any agreement with any Third Party as of the time such Party would first be required hereunder to grant such access and license or sublicense; or (b) requiring any payment for such access or license or sublicense under any agreement with any Third Party (whether or not then due and payable), unless and until the Party receiving such access, license or sublicense agrees to reimburse the Party granting such access, license or sublicense, for such payments required to be paid to such Third Party.

1.16        “Covers”, “Covering”  and “is Covered by” shall have the meanings set forth in Section 5.3(e).

1.17        “Dollar” means a United States dollar, and “$” shall be interpreted accordingly.

1.18        “Drug Approval Application” means, with respect to any country in the Territory, any application for Regulatory Approval required to be filed with a Regulatory Authority to permit commercial sale or commercial use of the Product in such country.

1.19        “EASE Licensed Patent Rights” means the Patent Rights identified in Exhibit E-2.  Such Patent Rights shall only be deemed EASE Licensed Patent Rights to the extent such claims cover PG5.7 EASE.

1.20        “Excluded Contracts” means those contracts and agreements set forth on Exhibit K.

1.21        “Excluded Patents” means the patents and patent applications set forth on Exhibit L.

1.22        “FDA” means the U.S. Food and Drug Administration or any successor agency thereto.

1.23        “Field” means the diagnosis, prevention, treatment, palliation or cure of any diseases or conditions, provided, however, that the “Field” shall exclude any gene therapy uses for AMG 950 (the limitation with respect to gene therapy uses for AMG 950 shall remain in place for so long as that certain Gene Transfer Technology License Agreement dated as of February 18, 1992 by and between Immunex Corporation and Targeted Genetics Corporation is in effect, and has not expired or terminated; upon such expiration or termination, the definition of “Field” shall be automatically amended to include gene therapy uses for AMG 950).

1.24        “First Commercial Sale” means the first sale of a particular Product to a Third Party or end-user Affiliate of Celldex, by Celldex, its Affiliate or Sublicensee after receipt of the applicable Regulatory Approval.

1.25        “GAAP” or “generally accepted accounting principles” means the conventions, rules and procedures that define accounting practices as established, and revised or amended, by the Financial Accounting Standards Board and the U.S. Securities Exchange Commission.

1.26        “GMP” means the good manufacturing practices required by the FDA and set forth in the U.S. Food, Drug & Cosmetic Act, as amended, or FDA regulations, policies or guidelines in effect at a particular time for the manufacturing and testing of pharmaceutical materials, including those set forth in 21 C.F.R. §§ 210 and 211, and the good manufacturing practices set forth in the International Conference on Harmonisation Harmonised Tripartite Guideline Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients Q7A, as the same may be amended from time to time.

1.27        “Generic Date” means the date that a first Third Party (other than a Sublicensee) makes available for purchase, following receipt of regulatory approval therefor from any Regulatory Authority to market in a particular country, a product containing a Molecule for the same indication as the applicable Product that is being commercialized under this Agreement in such country; provided that, in the event Amgen provides to Celldex reasonable evidence that such Third Party has not made such product available for sale in such country during the first thirty (30) days after such Third Party receives approval from any Regulatory Authority to market such product in such country, then the Generic Date shall mean the date thereafter on which Celldex provides to Amgen reasonable evidence that such Third Party has made such product available for sale in such country.

1.28        “Governmental Entity” means any court, tribunal, arbitrator, authority, agency, commission, department, ministry, official or other instrumentality of the U.S. or other country, or any supra-national organization, or any foreign or domestic, state, county, city or other political subdivision.

1.29        “Gross Sublicense Revenues” means all revenues, including up-front and milestone payments, fees, royalties, and all other consideration to which a cash equivalent can be determined, in each case recognized in accordance with GAAP by Celldex or its Affiliates as consideration for the grant of a license or sublicense under Assigned Patents, Licensed Patent Rights and/or Amgen Know-How to a Third Party, but excluding the following: (a) payments made in consideration for the issuance of equity or debt securities of Celldex or its Affiliates at fair market value, (b) equity or debt securities of a Sublicensee issued to Celldex or its Affiliates if purchased in a separate transaction (and not as part of the grant of a license or sublicense under Assigned Patents, Licensed Patent Rights and/or Amgen Know-How) by Celldex or its Affiliates at fair market value, and (c) payments specifically committed to, or reimbursement payments solely and specifically for, the research and development of Products, solely to the extent of the actual cost of such research and development of Products and solely as it pertains to the research and development of Products occurring on or after the Effective Date. For the avoidance of doubt, any amounts exceeding the actual cost of such research and development activities, shall be deemed as, and shall be included in, Gross Sublicense Revenues.

1.30        “Immunex” means Amgen’s wholly-owned subsidiary and Affiliate, Immunex Corporation, a Washington corporation.

1.31        “IND” means an application submitted to a Regulatory Authority to initiate human clinical trials, including (a) an Investigational New Drug application or any successor application or procedure filed with the FDA, (b) any foreign equivalent of the application described in clause (a), and (c) all supplements and amendments that may be filed with respect to the foregoing.

1.32        “Information” means proprietary information, trade secrets, inventions and know-how, including pre-clinical data and study reports, clinical data and study reports, regulatory correspondence and manufacturing processes, reports and records.

1.33        “Law” means any federal, state, local or foreign law, statute, code or ordinance, or any rule or regulation promulgated by any Governmental Entity.

1.34        “Licensed Patent Rights” means the AMG 949/AMG 950 Licensed Patent Rights and the PG5.7 EASE Licensed Patent Rights.  Such Patent Rights shall only be deemed Licensed Patent Rights to the extent that the claims cover AMG 949 or AMG 950 or any formulations, manufacture or use of AMG 949 or AMG 950.  For the avoidance of doubt, Licensed Patent Rights do not include any claims that are directed to antibodies that bind CD40L.

1.35        “Losses” means liabilities, damages, penalties, expenses and/or losses, including reasonable legal expenses and attorneys’ fees.

1.36        “Materials” means the available supplies of biological or chemical materials, owned by Amgen or its Affiliates as of the Effective Date, that relate solely to the Molecules and/or the AMG 949 Program and AMG 950 Program, respectively, including any existing quantities of Molecules, compounds, reagents, assays, master and working cell banks and inclusion bodies.

1.37        “Molecules” means AMG 949, AMG 949 Antibodies and AMG 950.

1.38        “Net Sales” means the gross amounts invoiced by Celldex, its Affiliates and Sublicensees on sales of Products (excluding sales to Affiliates and Sublicensees who are not end users; provided, however, that subsequent sales of Products by such Affiliates and Sublicensees shall be deemed Net Sales), less the following deductions specifically allocated to the Products and calculated in accordance with GAAP:  (a) trade, cash, prompt payment and/or quantity discounts; (b)  returns, allowances, rebates, charge-backs, other allowances, or payments to government agencies;  (c) retroactive price reductions applicable to sales of such Product;  (d)  reasonable fees paid to distributors, selling agents (excluding any sales representatives of Celldex, its Affiliates or Sublicensees), group purchasing organizations and managed care entities; (e)  credits or allowances for product replacement whether cash or trade; (f) non-recoverable taxes and tariffs, and other governmental charges; and (g)  bad debt, freight or other transportation charges, insurance charges, additional special packaging, provided that the total of all of these items in this subsection (g) do not exceed 3% of gross sales.

It is understood by the Parties that no deductions shall be taken for advertising, sales force, or selling expenses related to the Products incurred by Celldex, its Affiliates or Sublicensees.

Upon any sale or other disposal of any Product that should be included within Net Sales for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms, then for purposes of calculating the Net Sales under this Agreement, such Product shall be deemed to be sold exclusively for money at the average sales price during the applicable reporting period generally achieved for such Product in the country in which such sale or other disposal occurred when such Product is sold alone and not with other products.

With respect to any Combination Product sold by Celldex, its Affiliates or Sublicensees in a country during a calendar quarter, the “Net Sales” for the purpose of determining the royalty due for such Combination Product in such country during such calendar quarter when it sells such Combination Product shall be determined by multiplying the Net Sales of such Combination Product in such country during such calendar quarter (as determined above) by the fraction A/A+B, where A is the sum of the established market price for sale of a Product in such country during such calendar quarter that contains a Molecule as the sole active ingredient, and B is the sum of the established market price in such country during such calendar quarter for the forms and formulations of any other clinically active ingredients contained in the Combination Product.  If the above fraction cannot be determined because a clinically active ingredient in the Combination Product is not sold separately in the same form and formulation in such country during such calendar quarter, then the “Net Sales” for the purpose of determining the royalty due for such Combination Product shall be determined by multiplying the Net Sales of such

Combination Product in such country during such calendar quarter (as determined above) by 50%.

1.39        “North America” means the U.S. and Canada.

1.40        “Ongoing Studies” means the studies being conducted under those Material Transfer Agreements set forth in Exhibit F hereto.

1.41        “Other Assigned AMG 950 Patents” means the patents set forth in Exhibit D hereto.

1.42        “Patent Rights” means

(a)           patents and patent applications;

(b)           any and all patent applications that claim priority to any of such patents and patent applications described in (a) above (including all divisional or continuation, in whole or in part, applications of the patent applications described in (a) above);

(c)           any and all foreign applications corresponding to the patent applications described in (a) and (b) above;

(d)           any and all issued and unexpired patents resulting from any of the applications described in (a), (b) or (c) above; and

(e)           any and all issued and unexpired reissues, reexaminations, renewals, extensions or supplemental protection certificates of any of the patents described in (a) or (d) above.

1.43        “PG5.7 EASE” means PG5.7 expression augmenting sequence element.  The nucleotide sequence of PG5.7 EASE is set forth on Exhibit E-3.

1.44        “Phase I Trial” a human clinical trial of a Product that is designed to determine the metabolism and pharmacologic actions of the Product in humans, the side effects associated with increasing doses of the Product, and, if possible, to gain early evidence on efficacy of the Product that satisfies the requirements of 21 C.F.R. 312.21(a) or its successor regulation, or the equivalent in any foreign country.

1.45        “Phase II Trial” means a human clinical trial of a Product that is designed to establish the safety and preliminary efficacy of the Product for its intended use, and to define warnings, precautions and adverse reactions that are associated with the Product in the dosage range to be prescribed and that satisfies the requirements of 21 C.F.R. 312.21(b) or its successor regulation, or the equivalent in any foreign country.

1.46        “Phase III Trial” means a human clinical trial of a Product that is designed to obtain data determining efficacy and safety of the Product to support Regulatory Approvals, as more fully defined in 21 C.F.R. § 312.21(c) or its successor regulation, or the equivalent in any foreign country.

1.47        “Product” means any preparation containing a Molecule.

1.48        “Regulatory Approval” means satisfaction of the requirements of a Regulatory Authority to distribute, market and sell the Products.

1.49        “Regulatory Authority” means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory involved in regulating and controlling the development, manufacture, promotion, marketing and/or sale of a pharmaceutical product.

1.50        “Regulatory Documents” means all available regulatory documents and filings (including INDs), correspondence with Regulatory Authorities, annual reports and amendments thereto related to the Molecules and the AMG 949 Program and the AMG 950 Program, and Controlled by Amgen or its Affiliates as of the Effective Date.

1.51        “Safety Concern” means a good faith determination by Celldex, after using Commercially Reasonable Efforts, that it is not able to develop or commercialize a Product for safety reasons.

1.52        “Sublicensee” means any Third Party to whom Celldex grants a license under any of the Assigned Patents and/or sublicense under any of the Licensed Patent Rights or Amgen Know-How under this Agreement.

1.53        “Territory” means the entire world.

1.54        “Third Party” means any entity other than (a) Amgen, (b) Celldex or (c) an Affiliate of either Party.

1.55        “Third Party Royalties” means the royalties payable under the Third Party Royalty agreement set forth on Exhibit H.

1.56        “Transferred Assets” means, collectively, the Assigned Patents, Regulatory Documents, Materials, material transfer agreements for Ongoing Studies (to the extent assigned to Celldex pursuant to Section 3.1(d)) and Amgen Know-How.

1.57        “U.S.” means the United States of America, its territories and possessions.

1.58        “Valid Claim” means a claim of a pending patent application or an issued and unexpired patent included within the Assigned Patents or Licensed Patent Rights that: (a) has not been abandoned, permanently revoked or held unenforceable or invalid by a final decision of a court of competent jurisdiction, which decision can no longer be appealed; or (b) in the case of a claim of a pending patent application, has not been pending for (i) more than ten (10) years from its filing date if such pending application is not a continuation (other than a continuation-in-part) or divisional, or (ii) more than ten (10) years from its earliest priority date if such pending application is a continuation or divisional.

ARTICLE 2

LICENSES

2.1          License Grant.

(a)           To Celldex.

(i)          Subject to the terms and conditions of this Agreement, Amgen hereby grants to Celldex a royalty-bearing, non-exclusive license, with the right to sublicense solely in accordance with Section 2.2, under the Licensed Patent Rights, to research, develop, make, have made, use, sell, offer for sale, and import Products in the Field in the Territory; provided, however, that (a) no license is granted under the Licensed Patent Rights to any clinically active ingredient other than AMG 949, AMG 949 Antibody and AMG 950; and (b) no license is granted under the EASE Licensed Patents to any expression augmenting sequence element other than PG5.7 EASE.

(ii)         Subject to the terms and conditions of this Agreement, Amgen hereby grants to Celldex a royalty-bearing, exclusive license, with the right to sublicense solely in accordance with Section 2.2, under the Amgen Know-How, to research, develop, make, have made, use, sell, offer for sale, and import Products in the Field in the Territory; provided, however, that no license is granted under Amgen Know-How to any clinically active ingredient other than AMG 949, AMG 949 Antibody and AMG 950.

(b)               To Amgen.

(i)            Celldex hereby grants to Amgen a perpetual, irrevocable, non-exclusive, fully-paid, royalty-free license under (A) Assigned Patents and Amgen Know-How, with the right to sublicense to its Affiliates only, to use the Molecules and Materials for internal research purposes; and (B) any Patent Rights arising from any Ongoing Studies, with the right to sublicense, for any and all purposes in the Territory other than for research, development, manufacturing or commercialization of the Molecules or Transferred Assets.

(ii)           Celldex hereby grants to Amgen a worldwide, non-exclusive, fully paid, sublicensable, royalty-free, perpetual license which is not subject to termination for any reason, under the Assigned Patents and Amgen Know-How solely to the extent necessary to exercise all rights necessary for Amgen to fulfill Amgen’s obligations under the Excluded Contracts.  If any of the Excluded Contracts require the consent of the Third Party licensee to disclose the terms and conditions of a particular Excluded Contract, provided that Amgen is able to obtain the consent of such licensee under such Excluded Contract to make such disclosure to Celldex, Amgen shall provide a copy of such Excluded Contract to Celldex.

2.2        Sublicensing.  Subject to Section 5.4 (Sublicense Revenues), Celldex shall have the right to grant licenses or sublicenses to Affiliates or Third Parties under Assigned Patents, Licensed Patent Rights and Amgen Know-How without Amgen’s consent, but Celldex shall provide prompt written notice to Amgen specifying, at a minimum, the identity of the Sublicensee, the scope of rights licensed or sublicensed, and the territory for which the license or sublicense is granted. Each such license or sublicense shall require each Sublicensee to comply with the obligations of Celldex contained in this Agreement and Celldex shall remain fully liable for the compliance by such Sublicensees with the obligations and duties of Celldex under this Agreement as if such Sublicensees were Celldex hereunder.  Upon termination of this Agreement, each sublicense granted by Celldex will terminate, unless (i) Amgen shall otherwise agree in writing in its sole discretion; or (ii) if the termination of this Agreement is pursuant to Celldex’s breach under Section 10.2 of this Agreement, the Sublicensee(s) cures such Celldex breach within the requisite time period specified in Section 10.2.

2.3        Retained Rights.  Subject to the terms and conditions of this Agreement, Amgen shall retain all rights to the Licensed Patent Rights and Amgen Know-How not expressly granted to Celldex hereunder.

2.4        No Other Licenses.  Neither Party grants to the other Party any rights or licenses in or to any intellectual property, whether by implication, estoppel, or otherwise, except to the extent expressly provided for under the Agreement.

2.5        Assumption of Responsibility. Subject to the terms and conditions of this Agreement, the Parties acknowledge that, as between the Parties, Celldex shall be solely responsible for, and shall bear all costs associated with, the Transferred Assets from and after the Effective Date, and the research, development, manufacture, use, and sale of the Products in the Field from and after the Effective Date by Celldex, its Affiliates, and its Sublicensees.

ARTICLE 3

TRANSFER OF ASSETS; DILIGENCE; CELLDEX’S OBLIGATIONS

3.1          Technology Transfer.

(a)                 Assignment of Assigned Patents.

(i)    Assigned AMG 949/AMG 950 Patent Rights. Amgen (through its Affiliate, Immunex) hereby unconditionally and irrevocably sells, assigns, transfers, conveys and delivers to Celldex, its successors and assigns all its right, title and interest in, to and under the Assigned AMG 949/AMG 950 Patent Rights set forth in Exhibit C, and any reissues, reexaminations, and extensions thereof, and with respect to the patent applications within Assigned Patents set forth on Exhibit C,  all patents of the United States which may be granted thereon, and all divisions, renewals, continuations, and substitute applications thereof, and all patents worldwide that may be granted thereon, and all reissues, reexaminations, and extensions thereof, together with the right to file such applications and the right to claim for the same the priority rights derived from such patent application under the patent laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, to be held and enjoyed by Celldex for its own use and enjoyment, and for the use and enjoyment of its successors and assigns, to the end of the term or terms for which such patents may be granted or reissued, as fully and entirely as the same would have been held and enjoyed by Amgen (through its Affiliate, Immunex) if this assignment and sale had not been made. The form of assignment is attached hereto as Exhibit I-1.

(ii)   Other Assigned AMG 950 Patents.  Amgen (through its Affiliate, Immunex)  hereby unconditionally and irrevocably sells, assigns, transfers, conveys and delivers to Celldex, its successors and assigns all its right, title and interest in, to and under the Other Assigned AMG 950 Patents set forth in Exhibit D. to be held and enjoyed by Celldex for its own use and enjoyment, and for the use and enjoyment of its successors and assigns, to the end of the term or terms for which such patents may be granted, as fully and entirely as the same would have been held and enjoyed by Amgen (through its Affiliate, Immunex) if this assignment and sale had not been made.  The form of assignment is attached hereto as Exhibit I-2.

(iii)  Cooperation with Assignment; IP Registration Fees.  Amgen agrees to cooperate with Celldex (and shall cause Immunex to cooperate with Celldex) to provide the necessary executed assignments and other documents as required to perfect the assignment set forth in this Section 3.1(a).  With respect to the issuance, annuities and maintenance fees for the Assigned Patents that become due after the Effective Date but prior to March 31, 2009, and that are not subject to extension (“IP Registration Fees”), given that these IP Registration Fees are customarily paid in advance, Amgen or Immunex shall advance such IP Registration Fees, and pay such IP Registration Fees on behalf of Celldex from the Effective Date until such reasonable time as the responsibility for paying such IP Registration Fees can be transferred to Celldex, but in no event later than March 31, 2009.  Promptly after the Effective Date, Amgen shall provide Celldex with a list of such IP Registration Fees paid by Amgen or Immunex, and Celldex agrees to reimburse Amgen for such IP Registration Fees within fifteen (15) days of receipt of such list of IP Registration Fees from Amgen.

(b)                 Assignment of Regulatory Documents.  No later than ninety (90) days after the Effective Date, Amgen (through its Affiliate, Immunex) shall notify relevant Regulatory Authorities in the Territory of, and take all actions reasonably necessary to effect, the assignment and transfer of the Regulatory Documents to Celldex.  Amgen and Celldex shall share equally in the reasonable out-of-pocket costs of such transfer.  With respect to any transfer of Regulatory Documents, if Amgen reasonably determines that such transfer of ownership is not permitted under Law, then Amgen will provide Celldex the right of reference and right of access to such Regulatory Document until such time as the transfer of such Regulatory Document is permitted by Law, and Amgen (through its Affiliate, Immunex) will endeavor to promptly transfer such Regulatory Document at such time. Following the completion of such transfer, Celldex shall control and be responsible for the filing and content of all further regulatory documents for the Products in the Field in the Territory, and for all contacts with Regulatory Authorities with respect to Products in the Territory within the Field, including but not limited to all contacts with

Regulatory Authorities to address and effectuate the removal of clinical holds imposed by the FDA on the Molecules.  Amgen (together with Immunex) agrees to cooperate with Celldex to provide the necessary executed documents as required to perfect the assignment set forth in this Section 3.1(b).

(c)                 Delivery of Materials.  Promptly following the Effective Date, at Celldex’s written request, Amgen shall deliver all Materials then on-hand and in Amgen or Immunex’s possession; provided, however, that Amgen shall have the right to retain reasonable research quantities of Materials for its own purposes consistent with the terms and conditions of this Agreement.  Title to the Materials, and risk of damage and loss, will pass to Celldex immediately after the Materials leave Amgen or Immunex’s designated facility.  Amgen shall be responsible for properly preparing and packing the Materials for shipment and delivering such Materials to a carrier selected by Celldex FCA (Incoterms 2000) Amgen or Immunex’s facility, and Celldex shall be responsible for all costs incurred (including freight, transportation and insurance), and delivery logistics (including selection of carrier and mode of shipment) in connection with the shipment of the Materials pursuant to this Section 3.1(c).

(i)            Use. Celldex acknowledges that the Materials are experimental in nature and may have unknown characteristics and properties.  Celldex agrees to use prudence and all reasonable care in the use, handling, storage, transportation, disposition and containment of any and all Materials, and to maintain and use the Materials under suitable containment conditions in compliance with all applicable national, state and local laws, regulations, rules, ordinances, codes of practice and current good laboratory practices. Celldex agrees that the Materials will not be used in humans or in animals intended for food use.

(ii)           Assumption of Risk. SUBJECT TO SECTION 8.2(J), CELLDEX EXPRESSLY ACKNOWLEDGES THAT IT HEREBY ASSUMES ANY AND ALL RISKS ASSOCIATED WITH THE USE OF MATERIALS BY CELLDEX OR ITS AFFILIATES OR SUBLICENSEES, AND THAT AMGEN SHALL HAVE NO LIABILITY TO CELLDEX OR ANY THIRD PARTY FOR ANY LIABILITY, PROBLEM, LOSS OR DAMAGE RESULTING FROM CELLDEX’S OR ITS AFFILIATES OR SUBLICENSEES’ USE, HANDLING OR STORAGE OF OR OTHER ACTIVITIES RELATED TO THE MATERIALS.

(d)                 Assignment of Ongoing Studies.  As soon as is reasonably practicable after the Effective Date, Amgen or Immunex will assign and transfer to Celldex (to the extent assignable and transferable), and Celldex will assume from Amgen or its Affiliates, the material transfer agreements for Ongoing Studies set forth in Exhibit F hereto, and transfer to Celldex any data, results, and intellectual property from the Ongoing Studies that Amgen and Immunex possesses at the time such material transfer agreements for Ongoing Studies are assigned to Celldex.  To the extent any such material transfer agreement for Ongoing Studies is not assignable or transferable by its terms to Celldex, Amgen or Immunex shall use commercially reasonable efforts to obtain consent from the counterparty to such material transfer agreement to assign or otherwise transfer such material transfer agreement to Celldex.  Amgen and Immunex shall remain responsible for all obligations of Amgen and Immunex under such contracts which became due and payable or were required to be performed on or prior to the date of such assignment to Celldex.  Celldex shall reimburse Amgen for all reasonable Ongoing Studies out of pocket costs and expenses incurred by Amgen or Immunex after the Effective Date upon assignment to Celldex of such material transfer agreements for Ongoing Studies. Amgen (together with Immunex) hereby assigns and transfers to Celldex such rights, data, results and intellectual property, and obligations under such material transfer agreements for Ongoing Studies solely to the extent they relate to the Molecules.  To the extent any of the material transfer agreements for Ongoing Studies or the Ongoing Studies themselves relate to molecules or compounds other than the Molecules, Amgen expressly retains the rights and obligations of Amgen under such combination material transfer agreements with respect to any molecules or compounds other than the Molecules.

(e)           Delivery of Other Amgen Know-How.  Promptly following the Effective Date, Amgen shall, to the extent that they are in Amgen’s or Immunex’s possession or to the extent Amgen can reasonably retrieve possession, deliver all documents to the extent embodying Amgen Know-How.  The clinical data portion of the Amgen Know-How will be provided to Celldex in computer-readable, SAS transport format, where practicable and available, and otherwise in printed format.  All other portions of the Amgen Know-How will be provided to Celldex in written or other tangible form, electronically if reasonably practicable and otherwise in hard copy documents.  Available data from all clinical trials conducted by or on behalf of Amgen or Immunex with respect to the Transferred Assets prior to the Effective Date will also be provided.  For the avoidance of doubt, Amgen shall not be obligated to deliver or transfer to Celldex any historical documents, data or information related to the Molecules, AMG 949 Program or AMG 950 Program that are not readily or reasonably available to Amgen.

(f)            No Obligation to Provide Support.  Subject to subsections (a) through (e) of this Section 3.1, Amgen’s obligations for the technology transfer set forth in this Section 3.1 shall be limited solely to the transfer of the Transferred Assets.  Except for eight (8) hours of support and assistance to address Celldex’s questions regarding the Transferred Assets and any incomplete or missing documents within Transferred Assets, which eight (8) hours of support and assistance shall be utilized in the first six (6) months following the Effective Date (and such eight (8) hours of support and assistance shall expire thereafter), Amgen shall have no other obligation, at any time on or after the Effective Date, to provide support, consultation or other assistance with respect to the technology transferred under this Section 3.1.

(g)           Assignment and Assumption Agreement.  As soon as is reasonably practicable after the Effective Date, Celldex and Amgen shall enter into an Assignment and Assumption Agreement, a form of which is attached hereto as Exhibit J, evidencing the assignment and assumption of the material transfer agreements for Ongoing Studies pursuant to Section 3.1(d).

3.2        Continuing Supply for Ongoing Studies.  Celldex shall use commercially reasonable efforts to continue to supply Products under the Ongoing Studies, at current planned supply levels, provided, however, that, subject to its obligations under Article 4 of this Agreement (with respect to proposed studies other than Ongoing Studies), Celldex shall not be required to supply any Products under the material transfer agreements for Ongoing Studies other than the Materials transferred from Amgen to Celldex hereunder and remaining in Celldex’s inventory.

3.3        Diligence.  Celldex, either on its own or through one or more Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to develop, obtain Regulatory Approvals for, manufacture and commercialize at least one Product.

3.4        Annual Reports.  Celldex shall provide to Amgen, within forty-five (45) days after the end of each calendar year, a written report summarizing the status of the program(s) for such Products in development and the activities performed by or on behalf of Celldex, its Affiliates and Sublicensees with respect thereto during such prior calendar year (including a summary of activities performed, and a list of academic institutions and non-profit research organizations to which Product was supplied/made available under Section 4.1 of this Agreement), including the anticipated timelines for any Regulatory Approvals with respect to the Products.

ARTICLE 4

CELLDEX’S MANUFACTURE AND SUPPLY OBLIGATIONS

4.1        To Amgen, Academic Institutions and Non-Profit Research Organizations.  Celldex shall use commercially reasonable efforts to manufacture, supply and make available to Amgen and to any requesting academic institution or non-profit research organization (non-profit research organizations shall include, by way of example, and not as a limitation, the National Institutes of Health and National Cancer Institute) reasonable quantities of the Products in the form of research reagents solely for the purpose of non-profit, non-commercial research.  Celldex shall not be obligated to supply any clinical grade materials, Molecules or Products, or any materials, Molecules or Products for use in human subjects or patients, to Amgen, any academic institution or not-profit research organization or any other Third Party under this Agreement.

4.2        Process; Terms of Supply.  Subject to Section 4.1, Celldex shall promptly consider in good faith each such request under Section 4.1 for Products, and shall supply and make available such Products to Amgen and such requesting academic institutions and non-profit research organizations under such terms and conditions customary and prevailing in the biopharmaceutical industry.  Celldex shall establish a formal request review process under which Celldex shall objectively (with respect to what is customary in the biopharmaceutical industry) accept or deny requests for Products from Amgen and such requesting academic institutions and non-profit research organizations.

4.3        Communication.  Amgen shall have the right to (i) disclose the existence (but not the terms) of this Agreement to any academic institution or non-profit research organization requesting information on, or access to, the Products; and (ii) direct any such inquiries to Celldex.

4.4        Survival of Manufacture and Supply Obligations.  Celldex’s obligations under this Article 4 shall survive any termination of this Agreement only until such time as (i) the transfer and assignment set forth in either Section 10.6 (a),  (b) or (c) is effectuated by Celldex; or (ii) if such transfer and assignment set forth in either Section 10.6(a) or (b) cannot be effectuated by Celldex after using commercially reasonable efforts to do so, until such time as Celldex has made bona fide, good faith offers on reasonable terms to donate the Transferred Assets to three (3)

separate Governmental Entities, and each such offer has been declined by each such Governmental Entity, and upon the occurrence of either (i) or (ii), Celldex’s obligations under this Article 4 shall terminate.  In the event that this Section 4.4(ii) applies, Celldex shall so notify Amgen in writing, and Celldex shall provide to Amgen, upon Amgen’s request, copies of written records and/or correspondence evidencing such offers and the rejection of such offers by each Governmental Entity to which Celldex offered to donate the Transferred Assets.  As provided for in, and subject to, Section 10.6(a)(ii)(h), Amgen shall thereafter have the right, but not the obligation, to request that Celldex return the Transferred Assets to Amgen.

ARTICLE 5

PAYMENTS

5.1        Upfront License and Assignment Fee.  Within thirty (30) days after the Effective Date, Celldex shall pay to Amgen [*] (the “Upfront Fee”), payable by electronic funds transfer of immediately available funds to an account or accounts specified to Celldex by Amgen.  Such Upfront Fee shall be nonrefundable and noncreditable against any milestones or other fees or payments due Amgen under this Agreement.

5.2        Milestone Payments.  Celldex shall pay to Amgen during the term of this Agreement, and on a Product-by-Product basis, the following milestone payment amounts upon occurrence of each indicated milestone event:

Event	Payment

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

* Confidential

Celldex will give Amgen prompt written notification of the occurrence of any of the milestone events set forth above.  The payments set forth above will be payable within thirty (30) days after the achievement of the applicable milestone. In the event that a milestone event set forth above shall not be achieved by a particular Product but a subsequent (in order in the above table) milestone event shall be achieved by such Product (e.g., a [*]), the payment associated with the prior (in order in the above table) milestone set forth above shall nonetheless be owed to Amgen in full and at the same time as Celldex’s payment to Amgen for its achievement of the subsequent milestone event (e.g. the foregoing example would require an aggregate [*] payment).

5.3        Royalties.

(a)           Royalty Rates.  With respect to sales of Products by Celldex, its Affiliates and Sublicensees, and subject to the provisions of this Section 5.3, Celldex shall pay to Amgen during the applicable Royalty Term provided for in Section 5.3(e), quarterly royalties calculated as a percentage of the aggregate annual Net Sales of each Product, on a Product-by-Product and country-by-country basis based on the following royalty rates:

Annual Product-by-Product and Country-by-Country Net Sales	Royalty Rate
[*]	[*]
[*]	[*]
[*]	[*]

For the avoidance of doubt, each of the royalty rates set forth in this Section 5.3(a) shall apply only to that incremental portion of the annual Net Sales on a Product-by-Product and country-by-country basis that falls within the applicable range for such royalty rate. For example, if the aggregate annual Net Sales of a particular Product in a particular year in a particular country equals [*] Million, the royalties payable to Amgen would be equal to ([*] x [*] Million = [*] Million) + ([*] x [*] Million = [*] Million) + ([*] x [*] Million = [*] Million) = [*] Million.

Following the Generic Date in a particular country, if (i) the Product is claimed by a Valid Claim in such country, and the last-to-expire Valid Claim Covering the applicable Product in such country has expired; and (ii) Celldex can demonstrate, to the reasonable satisfaction of Amgen, that its, its Affiliates’ or its Sublicensees’ Net Sales have been reduced by at least [*] in

* Confidential

such country in comparison to the same quarter in the prior year’s Net Sales in such country, then the royalty rate for purposes of calculating royalties payable to Amgen on Net Sales of such Product in such country under this Section 5.3 during the remainder of the applicable Royalty Term set forth in Section 5.3(e) shall be reduced to a rate of [*].

(b)                 Ex-North America Royalties.  Notwithstanding the foregoing, no royalty shall be payable to Amgen on Net Sales of Products outside of North America, solely to the extent that Celldex, its Affiliates or its Sublicensees are required to pay any Third Party Royalties pursuant to Section 5.3(c) that are equal to or greater than the applicable royalty rate otherwise payable to Amgen on such Net Sales as set forth above in Section 5.3(a).  In the event such Third Party Royalties are less than the applicable royalty rate otherwise payable to Amgen on such Net Sales as set forth above in Section 5.3(a), Celldex shall pay Amgen a royalty on such Net Sales equal to the difference between such applicable royalty rate set forth above in Section 5.3(a) and the applicable royalty rate for the Third Party Royalties. For example, if the Third Party Royalties on Net Sales outside North America are equal to [*], then Celldex will not pay Amgen any royalty on such Net Sales other than the [*] royalty due under the Third Party Royalty agreement.  For another example, if the Third Party Royalties on Net Sales outside North America are equal to [*], and the applicable royalty rate otherwise payable to Amgen on such Net Sales equals [*], then Celldex shall pay Amgen a [*] royalty on such Net Sales (and [*] of such Net Sales shall be allocated to payment of royalties under Section 5.3(a), and [*] of such Net Sales would be allocated by Amgen to Third Party Royalties).

(c)           Third Party Royalties.  Prior to the Effective Date, Amgen has provided or made available to Celldex a true copy of the Third Party Royalty agreement set forth in Exhibit H (as redacted to the extent of any Amgen confidential information unrelated to AMG 949 or any Third Party confidential information), and Celldex has had the opportunity to review the terms thereof.  The Parties acknowledge that the sale of Products by Celldex or its Affiliates or Sublicensees pursuant to this Agreement outside of North America may trigger the payment of Third Party Royalties set forth in Exhibit H. Celldex shall be solely responsible for paying such Third Party Royalties, and shall remit such payments to Amgen for payment by Amgen of such royalties under the Third Party Royalty agreement.  If Amgen determines that a payment set forth on Exhibit H is due to the Third Party licensor under the Third Party Royalty agreement and based on activities conducted by Celldex, its Affiliates or Sublicensees, and Celldex, its Affiliates and/or Sublicensees have not made such payment and Amgen makes payment therefor to the licensor, Celldex will reimburse Amgen for such payment within forty-five (45) days of receipt of an invoice therefor. Celldex will take any reasonable steps requested by Amgen that are reasonably necessary to fulfill Amgen’s obligations to the licensor. At Amgen’s request, Celldex shall cooperate with Amgen, and shall take necessary steps to amend or novate each such Third Party Royalty obligation, so as to make the Third Party Royalty payment obligation a direct obligation between Celldex and such Third Party licensor. Notwithstanding Section 5.3(e) (Royalty Term) below, Celldex’s obligation to pay Third Party Royalties shall expire upon the expiration or termination of Amgen’s obligation (as such expiration or termination is reasonably determined by Amgen) to pay a royalty under the Third Party Royalty agreement set forth in Exhibit H.

* Confidential

(d)           Timing of Royalty Payments. Royalty obligations under Section 5.3(a) shall accrue at the time that a sale or use of a Product generates Net Sales, and royalty obligations that have accrued during a particular calendar quarter shall be paid, on a quarterly basis, within sixty (60) days after the end of the calendar quarter during which the obligation accrued.

(e)           Royalty Term. Celldex’s royalty obligations under this Section 5.3 as to a particular Product shall be payable, on a country-by-country and Product-by-Product basis, for the longer of (i) the period from the First Commercial Sale of such Product in such country until the date of expiration of the last to expire Valid Claim within the Assigned Patents or the Licensed Patent Rights that Covers the manufacture, use, sale, offer to sell, or import of such Product by Celldex, its Affiliate or Sublicensee in such country, or (ii) ten (10) years after the First Commercial Sale of the applicable Product in the applicable country (the “Royalty Term”). For the purpose of this Agreement, a Valid Claim “Covers” or is “Covering” a particular activity if such activity would infringe, contribute to the infringement of, or induce the infringement of such Valid Claim, and the phrase “is Covered by” shall have a correlative meaning.  With respect to a patent application, a Valid Claim “Covers” a particular activity if such activity would infringe, contribute to the infringement of, or induce the infringement of such Valid Claim were such application to be an issued patent, and the phrase “is Covered by” shall have a correlative meaning.

(f)            Appropriate Measure of Value.  The Parties acknowledges that the value provided by the other hereunder is comprised of many related items, including intellectual property of various types, access to preclinical and clinical studies, data and regulatory filings, provision of Materials and other financial and non-financial consideration and that the royalties set forth in this Section 5.3 are intended to capture such value as an aggregate.  Therefore, the increase, decrease or lapse of any particular items or rights shall not affect the amount of such royalty, and the Parties agree that both the amount and duration of the royalties set forth in this Section 5.3 are reasonable.

5.4        Sublicense Revenues.  If Celldex licenses or sublicenses any of its rights under the Assigned Patent Rights, Licensed Patent Rights and/or Amgen Know-How for any Applicable Uses for any Molecule to a Third Party during the term of this Agreement, Celldex shall pay to Amgen (i) [*] of Gross Sublicense Revenues, if such license or sublicense is to a Third Party other than a Third Party set forth in Exhibit G; and (ii) [*] of the Gross Sublicense Revenues, if such sublicense is to a Third Party set forth in Exhibit G (or any such listed Third Party’s affiliates, successors and assigns) (any such payments to Amgen are collectively referred to as “Amgen Sublicense Payments”).  Amgen Sublicense Payments shall be calculated and payable on a calendar quarter basis. Such payments shall be paid within twenty (20) business days following the end of each applicable calendar quarter. The obligations set forth in this Section 5.4 are in addition to any other payment obligations under this Agreement.  For the avoidance of doubt, if Celldex licenses or sublicenses any of its rights under the Assigned Patent Rights, Licensed Patent Rights and/or Amgen Know-How for any uses other than Applicable Uses for any Molecule to a Third Party during the term of this Agreement, with respect to payments due Amgen, such

Sublicensee shall be subject to the payment provisions set forth in this Article 5 (but not Section 5.4 of this Agreement).

* Confidential

5.5        Reports.  At the same time that Celldex makes a quarterly royalty payment required by Section 5.3, Celldex shall provide to Amgen a written report that sets forth a reasonably detailed and accurate record of all sales or dispositions by Celldex, its Affiliates and its Sublicensees of the Products in the Territory, showing the manufacturing, sales, use and other dispositions of the Products with respect to which royalty obligations have accrued during such calendar quarter, the gross amounts and allowed deductions forming the calculation of Net Sales, and a calculation of the royalties due for such calendar quarter pursuant to Section 5.3.  Each such report shall include reasonably detailed and accurate calculations (together with applicable royalty rate percentages) of Third Party Royalties pursuant to Section 5.3(c).  At the same time that Celldex makes a quarterly payment required by Section 5.4, Celldex shall also provide to Amgen a written report that sets forth a reasonably detailed and accurate record of payments due Amgen under Section 5.4, including all Gross Sublicense Revenues and a calculation of the portion of Gross Sublicense Revenues due Amgen for such calendar quarter pursuant to Section 5.4.

5.6        Records and Audit.  During the term of this Agreement and for a period of three (3) years thereafter, Celldex shall keep and require its Affiliates and Sublicensees to keep and provide to Celldex complete and accurate records in accordance with GAAP (or the relevant accounting standards of such non-U.S. jurisdiction where such records are kept or to which they relate, as applicable) pertaining to the sale of the Products, in sufficient detail to permit Amgen to confirm the revenue, Net Sales, and Gross Sublicense Revenues attributable to such sales.  Amgen shall have the right, at its expense, to cause an independent, certified public accountant reasonably acceptable to Celldex to audit such records to confirm Celldex’s revenues and Net Sales attributable to sales of Products in the Field in the Territory and Gross Sublicense Revenues.  Such audits shall be conducted under conditions of confidentiality and during normal business hours.  A copy of the accountant’s report shall be provided to Celldex.  All amounts due (whether by Celldex or Amgen) as shown by the audit shall be paid within thirty (30) days following the receipt of the audit report.  Amgen shall bear the full cost of such audit unless such audit discloses an underpayment by Celldex of greater than seven percent (7%) of such amounts rightfully payable for the time period being audited.  In such case, Celldex shall bear the full cost of such audit.

5.7        Methods of Payments.  All payments due under this Agreement shall be paid in U.S. dollars by wire transfer to a bank designated in writing by the Party to which the payment is due.

5.8        Interest.  If Celldex fails to make any payment due to Amgen under this Agreement, then interest shall accrue on a daily basis at an interest rate equal to two percentage points (2%) above the then-applicable prime commercial lending rate of Citibank, N.A., San Francisco, California, or at the maximum rate permitted by applicable law, whichever is the lower.

5.9        Currency Conversion.  Net Sales amounts shall be translated from other currencies to U.S. Dollars by using the rate of exchange quoted under Foreign Exchange in the Eastern edition of the Wall Street Journal as of the last business day of the applicable calendar quarter.

5.10      Blocked Currency.  If at any time legal restrictions prevent the prompt remittance of part or all of the royalties payable by Celldex with respect to any country where a Product is sold, Celldex shall have the right, at its option, to make such payments by depositing the amount thereof in local currency to Amgen’s account in a bank or other depository in such country.

5.11      Transaction Taxes.  Celldex is responsible for the payment of any state or local, sales or use, or similar fees or taxes arising as a result of the transfer of property by Amgen to Celldex pursuant to this Agreement, and Celldex shall promptly remit such fees or taxes to Amgen, as the collection agent, upon invoice.  Amgen shall, thereafter, timely report and submit the appropriate fees or taxes to the relevant taxing authority(ies).  Notwithstanding the foregoing, in the event that laws, rules or other regulations require Celldex to withhold taxes with respect to any payment to be made by Celldex pursuant to this Agreement, Celldex will notify Amgen of such withholding requirements prior to making the payment to Amgen and provide such assistance to Amgen, including the provision of such documentation as may be required by the applicable tax authority, as may be reasonably necessary in Amgen’s efforts to claim an exemption from or reduction of such taxes.  Celldex will, in accordance with such laws, rules or regulations, withhold taxes from the amount due, remit such taxes to the appropriate tax authority, and furnish Amgen with satisfactory proof of payment of such taxes within fifteen (15) business days following the payment.  If taxes are withheld and remitted to a tax authority, Celldex shall provide reasonable assistance to Amgen at Amgen’s expense to obtain a refund of such taxes or obtain a credit with respect to such taxes.

ARTICLE 6

PATENTS

6.1        Prosecution, Maintenance and Enforcement of Assigned Patents.  As of the Effective Date, Celldex, at its sole expense, shall be solely responsible for, and have complete discretion in controlling and making decisions with respect to, filing, prosecution, defense, maintenance and enforcement of the Assigned Patents before all patent authorities in the Territory, including but not limited to oppositions and interferences, and enforcement of the Assigned Patents, and shall be entitled to retain all recoveries related thereto.

6.2        Prosecution, Maintenance and Enforcement of Licensed Patent Rights.  Amgen shall be solely responsible for, and have complete discretion in controlling and making decisions with respect to, filing, prosecution, defense, maintenance and enforcement of the Licensed Patent Rights before all patent authorities in the Territory, including but not limited to oppositions and interferences, and enforcement of the Licensed Patent Rights.

6.3        Cooperation.  Amgen, at Celldex’s request and expense, agrees to reasonably cooperate with Celldex in the filing, prosecution and maintenance of Assigned Patents, including signing any necessary legal papers in support thereof.  Amgen further covenants and agrees that it shall not interfere with or otherwise seek to limit Celldex’s enforcement or defense of the

Assigned Patents, or otherwise bring or join any action to challenge the validity or enforceability of any of the Assigned Patents.

ARTICLE 7

CONFIDENTIALITY

7.1         Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, for the term of this Agreement and for five (5) years thereafter, it shall keep confidential and shall not publish, otherwise disclose or use for any purpose other than as provided for in this Agreement (including, in each case, in connection with the exercise of license rights granted pursuant to this Agreement) any Confidential Information of the other Party unless the receiving Party can demonstrate by competent proof that such Confidential Information:

(a)           was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)           was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)           became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)           was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who, to the receiving Party’s knowledge, had no obligation to the disclosing Party not to disclose such information to others; or

(e)           was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party, as documented by the receiving Party’s written records.

7.2         Authorized Disclosure.  Notwithstanding the limitations in this Article 7, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a)           prosecuting or defending litigation relating to this Agreement;

(b)           complying with applicable law, regulations, valid court orders, or rules of a securities exchange;

(c)           disclosure to licensees and collaborators, and potential licensees and collaborators, investors, potential investors, sources of finance, acquirers, or merger candidates who agree to be bound by confidentiality obligations at least equivalent in scope to those set forth in this Article 7, or in the case of financial institutions with respect to financial information and the terms of this Agreement only, equivalent in scope to those terms under which the disclosing

Party is disclosing its own confidential information of similar type, provided that such disclosure is used solely for the purpose of evaluating such license, collaboration, investment, acquisition, or merger or providing required information under a financing (as the case may be);

(d)           disclosure of the terms of this Agreement, on a need-to-know basis in support of the development, manufacture or commercialization of Products, to members of its Board of Directors, Affiliates, licensees, collaborators, Sublicensees, employees, consultants, agents and subcontractors who agree to be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7;

(e)           in connection with making regulatory filings for Regulatory Approval; and

(f)            filing, prosecuting or maintaining the Assigned Patents (as to Celldex) or Licensed Patent Rights (as to Amgen) in accordance with Article 6.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 7.2(b), it will, except where not reasonably possible, give reasonable advance notice to the other Party of such disclosure and use commercially reasonable efforts to secure confidential treatment of such information.  In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

7.3         Authorized Disclosure by Amgen.  Notwithstanding the limitations set forth in this Article 7, and in addition to the authorized disclosures set forth in Section 7.2, Amgen shall be authorized to disclose the existence (but not the terms) of this Agreement to any Third Party requesting information on, or access to, the Products.

7.4         Employees; Agents.  Celldex shall ensure that each employee, consultant or other agent of Celldex or any of its Affiliates and Sublicensees who has access to Confidential Information of Amgen is bound to obligations of confidentiality and non-use at least equivalent in scope to those set forth in Sections 7.1 and 7.2.

7.5         Publicity.  The terms of this Agreement shall be Confidential Information of each Party and, as such, shall be subject to the provisions of this Article 7.  Neither Party shall issue any other news or press release, or make any public announcement relating to this Agreement or to the performance hereunder, without the other Party’s prior written consent. Notwithstanding the foregoing, the Parties agree that (i)  upon execution of this Agreement, the Parties shall negotiate in good faith a mutually agreed upon press release to be issued by Celldex; (ii) each Party may make statements that are not inconsistent with a previous press release issued by either Party in compliance with this Section 7.5 and (iii) Amgen shall have the right to (a) make an announcement relating to this Agreement, with Celldex’s prior consent, not to be unreasonably withheld, to academic institutions and non-profit research organizations, as well as to any Third Parties with whom Amgen has had discussions prior to the Effective Date relating to the AMG 949 Program and AMG 950 Program, and to inform such Third Parties (including academic institutions and non-profit research organizations) that Celldex has (or will have) put in place a process for handling such requests for Products; and (b) direct any Third Parties requesting

Products to Celldex, without the prior written consent of Celldex. The restriction set forth in this Section 7.5 shall not apply to disclosures required by law or regulation, including as may be required in connection with any filings made with the Securities and Exchange Commission or by the disclosure policies of a major stock exchange (including NASDAQ, NYSE and AMEX); provided, however, that the disclosing Party shall request, to the extent legally available, that the relevant legal or Regulatory Authority, or major stock exchange, treat as confidential any Confidential Information or other proprietary information of either Party included in any such disclosure and shall notify the other Party of the proposed disclosure in advance.

7.6         Attorney-Client Privilege.  Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties (a) share a common legal and commercial interest in all of the disclosing Party’s Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date the receiving Party shall have the right to assert such protections and privileges. No receiving Party shall admit, claim or contend, in proceedings involving either Party or otherwise, that the disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material due to the disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party. Notwithstanding the foregoing, after the Effective Date, Celldex shall have the right to waive its attorney-client privilege in its sole discretion, solely with respect to the Assigned Patents and the Products.

ARTICLE 8

REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1         Representations and Warranties of Celldex.  Celldex hereby represents and warrants that, as of the Effective Date:

(a)           Corporate Power.  Celldex is duly organized and validly existing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

(b)           Due Authorization.  Celldex is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.  The person executing this Agreement on Celldex’s behalf has been duly authorized to do so by all requisite corporate action.

(c)           Binding Agreement.  This Agreement is a legal and valid obligation binding upon Celldex and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by Celldex does not conflict with any agreement, instrument or understanding, oral or written, to which it or any of its Affiliates is a party or by which it or any of its Affiliates may be bound.

(d)           Validity.  Neither Celldex nor any of its Affiliates is aware of any action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

(e)           Excluded Patents.  Amgen has provided to Celldex a list of Excluded Patents set forth in Exhibit L.  Celldex represents and warrants that Amgen has informed Celldex about the existence of the Excluded Patents, Celldex has elected not to obtain from Amgen a license or other rights in or to the Excluded Patents, and Celldex acknowledges and agrees that Excluded Patents shall not be included as Licensed Patent Rights under this Agreement.

8.2         Representations and Warranties of Amgen.  Amgen hereby represents and warrants that, as of the Effective Date:

(a)           Corporate Power.  Amgen is duly organized and validly existing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

(b)           Due Authorization.  Amgen is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.  The person executing this Agreement on Amgen’s behalf has been duly authorized to do so by all requisite corporate action.

(c)           Binding Agreement.  This Agreement is a legal and valid obligation binding upon Amgen and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by Amgen do not conflict with any agreement, instrument or understanding, oral or written, to which it or any of its Affiliates is a party or by which it or any of its Affiliates may be bound.

(d)           Validity.  Neither Amgen nor its Affiliates are aware of any action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.

(e)           Patent Rights.  (i) Amgen has the right to grant the licenses under the Licensed Patent Rights granted hereunder and has not assigned, transferred, conveyed or licensed its right, title and interest in the Licensed Patent Rights in a manner inconsistent with the terms of this Agreement; (ii) subject to the Third Party Royalty agreement and the rights licensed to Third Parties pursuant to the Excluded Contracts, Amgen and its Affiliates have the right to assign their entire right, title and interest in the Assigned Patents to Celldex as contemplated herein; (iii) there are no oppositions, cancellations, interferences or litigation proceedings pending, or, to the actual knowledge of the intellectual property law group of Amgen’s Law Department, expressly threatened in writing, within the twenty-four (24) month period prior to the Effective Date, challenging the ownership, validity or enforceability of any of the Assigned Patents; and (iv) to the actual knowledge of the intellectual property law group of Amgen’s Law Department,  Exhibit C, Exhibit D and Exhibit E include all patent applications and patents owned or Controlled by Amgen and its Affiliates, including Immunex, as of the Effective Date, that specifically cover or specifically claim the composition of matter of, or methods specifically related to making or using, the Molecules, as made or intended to be used by Amgen and its Affiliates, including Immunex, in its development of the Molecules or Products conducted prior to the Effective Date, or any formulations specifically related to the Molecules or Products.  If, during the term of this Agreement, any patent application or patent other than Excluded Patents is identified that is owned or Controlled by Amgen or its Affiliates, including Immunex, and was owned or Controlled by Amgen or its Affiliates, including Immunex, as of the Effective Date, which patent application or patent should have been included in Assigned Patents or Licensed Patent Rights (i.e., it would have been encompassed within this Section 8.2(e)(iv) and included on Exhibit C, Exhibit D or Exhibit E), then Amgen or its Affiliates, including Immunex, shall promptly include such patent application or patent within Assigned Patents or Licensed Patent Rights, as may be applicable, and Exhibit C, Exhibit D or Exhibit E (as applicable) shall be updated to reflect such inclusion.  Celldex acknowledges and agrees that such inclusion shall be Celldex’s sole and exclusive remedy with respect to any breach of this Section 8.2(e)(iv).

(f)            Title to Transferred Assets.  Except as set forth on Schedule 8.2(f), Amgen and its Affiliates possess the exclusive right, title and interest in the Transferred Assets existing as of the Effective Date.  To the actual knowledge of Amgen, the Assigned Patents have not been pledged as collateral or security for any material financing transaction, and to the actual knowledge of Amgen, no Assigned Patents are subject to any funding agreement with any U.S. government or U.S. government agency.

(g)           Litigation.  There is no pending litigation, or, to the actual knowledge of the intellectual property law group of Amgen’s Law Department, any bona fide written claims received by Amgen within the twenty-four (24) month period prior to the Effective Date, expressly and specifically alleging that the research, development, manufacture, use or sale of Molecules or any formulation of Molecules infringes any Patent Right of a Third Party.

(h)           Third Party Agreements.  (1) to the actual knowledge of Amgen, the license agreements with Third Parties as to which Amgen or its Affiliates is a party relating to the Assigned Patents and which involve the license of Assigned Patents that claim the composition of matter of a Molecule or the formulation or method of manufacturing the Molecules as most recently formulated or manufactured by Amgen or its Affiliates, or the license to use the Molecules, are set forth on Exhibit K , (2) subject to the last sentence of Section 2.1(b)(ii) and except with respect to any Excluded Contract for which Amgen is unable to obtain the consent of the licensee under such Excluded Contract to disclose the terms and conditions of such Excluded Contract to Celldex, Amgen has provided Celldex with a true, complete and correct copy (or redacted copy, to the extent there is Third Party confidential information contained therein) of each such agreement listed on Exhibit K; and (3) except for agreement number 8 listed in Exhibit K (Excluded Contracts), to the actual knowledge of Amgen, the material transfer agreements for Ongoing Studies are listed in Exhibit F and such material transfer agreements for Ongoing Studies are in full force and effect.

(i)            Safety Data.  To the actual knowledge of Amgen, Amgen has made available to Celldex all material safety data that is in Amgen’s safety database for the Molecules, and Amgen has not failed to make available to Celldex material safety data in Amgen’s possession that is related to the Molecules and is inconsistent with the safety data that has previously been made available to Celldex.

(j)            Molecules.  To the actual knowledge of Amgen, there are no special use, handling, storage, transportation, disposition and containment requirements for the Molecules.

(k)           Grant-Back License to Amgen.  In connection with the licenses granted to Amgen under Section 2.1(b)(ii) with respect to Excluded Contracts, in order to fulfill its obligations for item number 7 listed in Exhibit K (Excluded Contract), Amgen only requires rights and license pertaining to (i) the use of AMG 949 and AMG 950 in research to evaluate their utility as agents in the diagnosis of diseases, states or conditions); and (ii) the making, having made, using, selling or offering for sale, and development of reagents, derivatives and other products incorporating, using or derived from or based on AMG 949 and/or AMG 950, solely for in vitro laboratory research or in vivo animal research.

8.3 No Representations and Warranties; Exceptions. Except as expressly set forth in Section 8.2, Celldex understands and agrees that Amgen does not represent or warrant to Celldex in any way as to the Transferred Assets, or as to whether the Transferred Assets are sufficient, individually or collectively, to enable Celldex to conduct any business, or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, or as to any licenses or permits from any Regulatory Authority that may be necessary or desirable for the conduct of any business by Celldex, it being agreed and understood as between Celldex and Amgen that Celldex shall take all of the Transferred Assets “as is, where is” and that, except as expressly provided in this Article 8, Celldex shall bear the economic and legal risk that conveyances of the Transferred Assets shall prove to be insufficient or that the title of Celldex to any Transferred Assets shall be other than good and marketable and free from encumbrances.

8.4 Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 8, ALL MATERIALS AND INFORMATION PROVIDED HEREUNDER ARE BEING PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 8, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND, INCLUDING AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR NON-INFRINGEMENT.  IN PARTICULAR, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 8, AMGEN DOES NOT WARRANT THE VALIDITY OR ENFORCEABILITY OF THE ASSIGNED PATENTS AND LICENSED PATENT RIGHTS, AND MAKES NO REPRESENTATIONS WHATSOEVER WITH REGARD TO THE SCOPE OF THE ASSIGNED PATENTS AND LICENSED PATENT RIGHTS, OR THAT THE ASSIGNED PATENTS, LICENSED PATENT RIGHTS AND AMGEN KNOW-HOW MAY BE EXPLOITED WITHOUT INFRINGING OTHER PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

8.5         Limitation of Damages.  (I) IN NO EVENT SHALL ANY PARTY OR ANY OF ITS AFFILIATES BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOST REVENUE OR LOST SAVINGS), WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EVEN IF IT HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO DAMAGES WITH RESPECT TO (A) A PARTY’S WILLFUL MISCONDUCT, OR (B) A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 7.  NOTHING IN THIS SECTION 8.5 (I)  IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 9 (INDEMNIFICATION) WITH RESPECT TO ANY DAMAGES PAID BY THE OTHER PARTY TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM.

(B) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL THE TOTAL LIABILITY OF AMGEN ARISING OUT OF, BASED ON OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, INCLUDING WITHOUT LIMITATION ANY OBLIGATIONS UNDER THE INDEMNIFICATION PROVISIONS OF ARTICLE 9, EXCEED THE AGGREGATE AMOUNT IT SHALL HAVE RECEIVED FROM CELLDEX HEREUNDER; PROVIDED THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO FRAUD OR INTENTIONAL MISCONDUCT.

The limitation of liability and exclusion of damages herein, shall apply even if a Party had or should have had knowledge, actual or constructive, of the possibility of such damages.  In addition, such limitations of liability and exclusion of damages and the sole and exclusive remedies provided herein:  (i) are a fundamental element of this Agreement, which would not be entered into without such limitations, exclusions and sole/exclusive remedies, (ii) shall apply whether a claim is based on breach of contract, breach of warranty, tort (excluding fraud or intentional misconduct) or otherwise, and (iii) shall apply even if the breach is a total and/or fundamental breach of this Agreement and regardless of whether the limited damages or remedies fail of their essential purpose and/or fail to provide relief to Celldex.

8.6         Covenants.

(a)           No Misappropriation or Infringement.  Celldex covenants to Amgen that Celldex shall not knowingly and willfully misappropriate any trade secret or knowingly and willfully infringe any claim of a patent of another party in its activities to develop, manufacture or commercialize Products.

(b)           No Debarment.  Celldex covenants to Amgen that, in the course of the development and commercialization of Products during the Term, Celldex shall not knowingly use any employee or consultant who is or has been debarred by any Regulatory Authority or is or has been the subject of debarment proceedings by any Regulatory Authority.

(c)           Compliance with Applicable Law.  Celldex covenants to comply with all statutes and regulations (including statutes, regulations and guidance of Regulatory Authorities) applicable to its activities under this Agreement.

ARTICLE 9

INDEMNIFICATION

9.1         Indemnification by Amgen.  Unless otherwise provided herein, Amgen agrees to indemnify, hold harmless, and defend Celldex, its Affiliates, and their respective directors, officers, employees, and agents (the “Celldex Indemnitees”) from and against any and all Losses resulting from any Third Party suits, claims, actions or demands (collectively, “Third Party Claims”), to the extent arising out of any of the following:

(a)           the internal research use of the Molecules and Materials by or on the behalf of Amgen or its Affiliates pursuant to Section 2.1(b)(i)(A); or

(b)           the Excluded Contracts; or

(c)           a breach by Amgen of a representation, warranty, or covenant in this Agreement; or

(d)           the negligence, recklessness or willful misconduct of Amgen, any of its Affiliates, or any of their respective employees or agents in performing Amgen’s obligations hereunder.

Such indemnity shall not apply to the extent Celldex’s failure to comply with the indemnification procedures set forth in Section 9.3 has materially prejudiced Amgen’s ability to defend against such Third Party Claims or to the extent that it is shown that the Third Party Claim was the result of (i) a breach by Celldex of a representation, warranty, or covenant in this Agreement; or (ii) the negligence, recklessness or willful misconduct of Celldex, any of its Affiliates, or any of their respective employees or agents.

9.2         Indemnification by Celldex.  Unless otherwise provided herein, Celldex agrees to indemnify, hold harmless, and defend Amgen, its Affiliates, and their respective directors, officers, employees, and agents (the “Amgen Indemnitees”) from and against any and all Losses resulting from any Third Party Claims, including claims of infringement of the Excluded Patents, to the extent arising out of any of the following:

(a)           the Transferred Assets, and the research, development, manufacture, possession, storage, transport, importation, use, sale, marketing, or distribution of the Molecules and Products by or on the behalf of Celldex or its Affiliates or Sublicensees; or

(b)           the Third Party Royalty agreement set forth in Exhibit H, with respect to any royalties due and payable on or after the Effective Date; or

(c)           a breach by Celldex of a representation, warranty, or covenant in this Agreement; or

(d)           the negligence, recklessness or willful misconduct of Celldex, any of its Affiliates, or any of their respective employees or agents in performing Celldex’s obligations hereunder.

Such indemnity shall not apply to the extent Amgen’s failure to comply with the indemnification procedures set forth in Section 9.3 has materially prejudiced Celldex’s ability to defend against such Third Party Claims or to the extent that it is shown that the Third Party Claim was the result of (i) a breach by Amgen of a representation, warranty, or covenant in this Agreement; or (ii) the negligence, recklessness or willful misconduct of Amgen, any of its Affiliates, or any of their respective employees or agents.

9.3         Control of Defense.  Any entity entitled to indemnification under this Article 9 shall give written notice to the indemnifying Party of any Third Party Claims that may be subject to indemnification, promptly after learning of such Third Party Claim. Within a reasonable time after receiving such notice, the indemnifying Party shall assume the defense of such Third Party Claims with counsel reasonably satisfactory to the indemnified Party.  The indemnified Party shall cooperate with the indemnifying Party in such defense. The indemnified Party may, at its option and expense, be represented by counsel of its choice in any action or proceeding with respect to such Third Party Claim.  The indemnifying Party shall not be liable for any litigation costs or expenses incurred by the indemnified Party without the indemnifying Party’s written consent, such consent not to be unreasonably withheld. The indemnifying Party shall not settle any such Third Party Claim if such settlement (a) does not fully and unconditionally release the indemnified Party from all liability relating thereto or (b) adversely impacts the rights granted to the indemnified Party under this Agreement in a material way, unless the indemnified Party otherwise agrees in writing.  The indemnified Party shall not settle any Third Party Claim for which indemnification is sought hereunder without the prior written consent of the indemnifying Party.

9.4         Insurance.  Celldex shall at its own expense procure and maintain during the term of this Agreement, insurance policy/policies, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated.  Any insurance shall not be construed to create a limit of Celldex’s liability with respect to its indemnification obligations under Section 9.2. Celldex’s insurance hereunder shall be primary with respect to the obligations for which Celldex is liable hereunder.

9.5         Pre-Effective Date Losses.  In connection with this Agreement and subject to Section 3.1(c)(ii) (Assumption of Risk), Celldex is not assuming any liability for any Losses to the extent resulting from or arising in connection with the research, development, manufacture, possession, storage, transport, importation, use, sale, offer for sale, marketing, importation, or distribution of the Transferred Assets, or the Third Party Royalty agreement set forth on Exhibit H, prior to the Effective Date.

ARTICLE 10

TERM; TERMINATION

10.1      Term.  This Agreement shall commence on the Effective Date, and shall continue until terminated pursuant to Section 10.2, 10.3, 10.4 or 10.5, or until expiration, on a Product by Product and country by country basis, upon the expiration of the applicable Royalty Term. Upon expiration of the Royalty Term with respect to a Product in any country in the Territory, and payment in full of all amounts owed to Amgen hereunder with respect to such Product in such country, the licenses granted to Celldex under Section 2.1(a) with respect to such Product in such country shall become non-exclusive, fully paid-up and irrevocable, and shall survive any expiration (but not early termination) of this Agreement.

10.2      Termination for Material Breach.  If either Party believes that the other Party is in material breach of this Agreement, then the non-breaching Party shall deliver written notice of such material breach to the breaching Party, specifying the alleged breach.  If the breaching Party fails to cure such material breach within ninety (90) days (thirty (30) days in case of a monetary default) after the receipt of such notice, then the non-breaching Party shall be permitted to terminate this Agreement, effective at the end of such ninety (90) day period (thirty (30) day period in the case of a monetary default).

10.3      Termination for Insolvency.  A Party may terminate this Agreement upon written notice in the event any of the following occurs with respect to the other Party: (i) such other Party becomes bankrupt or insolvent, or files a petition in bankruptcy or makes a general assignment for the benefit of creditors or otherwise acknowledges in writing insolvency, or is adjudged bankrupt, and such other Party (A) fails to assume this Agreement in any such bankruptcy proceeding within thirty (30) days after filing or (B) assumes and assigns this Agreement to a Third Party; (ii) such other Party goes into or is placed in a process of complete liquidation; (iii) a trustee or receiver is appointed for any substantial portion of such other Party’s business and such trustee or receiver is not discharged within sixty (60) days after appointment; (iv) any case or proceeding shall have been commenced or other action taken against such other Party in bankruptcy or seeking liquidation, reorganization, dissolution, a winding-up arrangement, composition or readjustment of its debts or any other relief under any applicable bankruptcy, insolvency, reorganization or similar law now or hereafter in effect and is not dismissed or converted into a voluntary proceeding governed by clause (i) above within sixty (60) days after filing; or (v) there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of such other Party and such event shall have continued for a period of sixty (60) days and none of the following has occurred: (A) it is dismissed, (B) it is bonded in a manner reasonably satisfactory to the terminating Party, or (C) it is discharged.

10.4      Termination by Celldex.  Celldex may terminate this Agreement (i) upon one hundred and twenty (120) days prior written notice to Amgen (which written notice shall be dated no earlier than the first anniversary of the Effective Date), or (ii) upon ninety (90) days prior written notice to Amgen, due to a Safety Concern.  If Celldex elects to terminate this

Agreement pursuant to Section 10.4 (ii), Celldex shall promptly provide Amgen written details of such Safety Concern.

10.5                  Other Termination.  Except to the extent necessary to defend against a claim of infringement under Licensed Patent Rights, if Celldex, its Affiliates or Sublicensee(s) brings or joins any challenge to the validity of any of the Licensed Patent Rights, then Amgen shall have the right, upon ten (10) days written notice, to terminate this Agreement.

10.6                  Effect of Termination.

(a)                                 Termination by Amgen Pursuant to Sections 10.2, 10.3 or 10.5.  Upon termination of this Agreement by Amgen pursuant to Sections 10.2 or 10.3, Amgen shall have the right within ten (10) days after the effective date of such termination to request Celldex to either:

(i)                                     Use commercially reasonable efforts to promptly transfer and assign the Transferred Assets received from Amgen under this Agreement, together with all of Celldex’s rights and obligations (including but not limited to Celldex’s payment obligations under Article 5) under this Agreement, to a Third Party, at Celldex’s sole cost and expense; or

(ii)                                  Use commercially reasonable efforts to promptly transfer and assign all of Celldex’s rights and obligations under this Agreement with respect to the manufacturing and supply of Products (but expressly excluding the right to commercialize Products), to a Governmental Entity.  In order to enable such Governmental Entity to manufacture and supply Products in accordance with the terms and conditions set forth in this Agreement, Celldex shall use commercially reasonable efforts to:

(a)                                 promptly transfer and assign to such Governmental Entity all of Celldex’s rights and obligations with respect to the manufacture and supply of Products under this Agreement; provided, however, that at the reasonable request of Celldex, Amgen shall have the right but not the obligation, in its sole discretion and election, to delete, waive or modify the payment obligations set forth in Article 5, and any other obligations as may be reasonably requested by Celldex;

(b)                                 promptly assign, transfer, or license, at Celldex’s sole discretion, Assigned Patents claiming the manufacture of Molecules to such Governmental Entity (including prompt transition to such Governmental Entity, appropriate rights for the filing, prosecution, defense, maintenance and enforcement in the Territory of such Assigned Patents);

(c)                                  promptly provide access to such Governmental Entity to all regulatory documents related to the manufacture of the Molecules (including all regulatory filings covering the manufacture of Products);

(d)                                 promptly provide access to such Governmental Entity to all clinical data with respect to Products generated by Celldex prior to the date of such termination;

(e)                                  promptly transfer to such Governmental Entity reasonable quantities of clinical material, API and/or intermediates of the Molecules, and Products, held by or on behalf of Celldex or its Affiliates at the time of termination of this Agreement, at a reasonable cost to be mutually agreed upon by Celldex and such Governmental Entity;

(f)                                   promptly transfer to such Governmental Entity any remaining Materials held by or on behalf of Celldex or its Affiliates at the time of termination of this Agreement;  and

(g)                                 promptly and smoothly transition the manufacturing of Products from Celldex, its Affiliate or Third Party manufacturer to such Governmental Entity (including the manufacturing processes for bulk and filling and finishing), and further including assigning any contract related to supply or Third Party contract manufacturing to such Governmental Entity (to the extent permissible under such contracts and, if not permissible, Celldex shall use its reasonable efforts to seek the right to so assign such contracts).

(h)                                 Other Transfers and Assignments to Amgen.  To the extent not transferred to a Governmental Entity pursuant to Section 10.6 (a)(ii) (a) through (g), Amgen shall have the right (but not the obligation) to request (within ten (10) days of Amgen’s receipt of Celldex’s written notification of the transfers made to a Governmental Entity, together with specific items transferred to such Governmental Entity, or in the event Celldex has not completed a transfer to a Governmental Entity, then within ten (10) days after Amgen delivers a written request therefor to Celldex) that Celldex shall, at no cost to Amgen:

(1)                                 promptly assign and transfer the remaining Assigned Patents to Amgen or its designee (including cooperating with Amgen to promptly transition to Amgen or its designee sole responsibility for the filing, prosecution, defense, maintenance and enforcement in the Territory of such Assigned Patents);

(2)                                 promptly transfer and assign to Amgen or its designee all regulatory documents related to AMG 949 and AMG 950 and all regulatory filings covering Products, including all Regulatory Documents;

(3)                                 grant to Amgen an exclusive, perpetual and royalty-free license, with the right to sublicense through multiple tiers, under any and all data, information, patents and other intellectual property relating to the Assigned Patents, Licensed Patent Rights, Transferred Assets, and/or Products Controlled by Celldex or its Affiliates to research, develop, make, use, import, offer to sell, or sell Products (which grant shall take effect automatically and does not require further action of either Party);

(4)                                 promptly transition responsibility for commercial development and commercialization of the Products to Amgen or its designee in a manner requested by Amgen and Celldex shall seek to minimize disruption to the development and commercialization of the Products, including upon Amgen’s request assigning any contracts related to the development or commercialization from Celldex or its Affiliates to Amgen or its designee (to the extent permissible under such contracts and, if not permissible, Celldex shall use its reasonable efforts to seek the right to so assign such contracts); and

(5) promptly transfer and assign to Amgen any trademarks adopted for or used in the development or commercialization of Products.

(b)                                 Termination Pursuant to Section 10.4(i).  Upon termination of this Agreement pursuant to Section 10.4(i), Celldex shall promptly comply, at Celldex’s sole cost and expense, with either: (i) Section 10.6(a)(i) above (transfer to a Third Party); or (ii) Section 10.6(a)(ii)(a)-(h) above (transfer to a Governmental Entity).

(c)                                  Termination Pursuant to Section 10.4(ii).  Upon termination of this Agreement pursuant to Section 10.4(ii), Celldex shall promptly transfer and return all Transferred Assets to Amgen, except to the extent Celldex is required by law to retain any of the Transferred Assets.

(d)                                 Consent of Amgen.  Any transfer or assignment to a Third Party or Governmental Entity in accordance with this Section 10.6 shall require the prior written consent of Amgen (such consent not to be unreasonably withheld).

(e)                                  Return of Amgen Know-How and Confidential Information.  In the event of any early termination (but not expiration) of this Agreement Celldex shall return to Amgen within sixty (60) days of such termination all other tangible Amgen Know-How (to the extent not already transferred to a Third Party under Section 10.6(a)(i) or returned to Amgen under Section 10.6(a)(ii)(h) above) and Confidential Information provided to Celldex by Amgen pursuant to this Agreement, and shall use reasonable efforts to delete from its systems all other Confidential Information of Amgen, provided, however, that Celldex may retain a copy of clinical Information and records, and any other Information otherwise required to be retained by Celldex under law.

(f)                                                     Except as expressly set forth herein (including the perpetual licenses granted to Amgen under Section 2.1(b), which will survive), all licenses, rights and obligations under this Agreement shall immediately end upon termination (but not expiration) of this Agreement for any reason.

10.7                  Accrued Rights; Surviving Obligations.  Termination or expiration of this Agreement shall not affect any rights of either Party arising out of any event or occurrence prior to such termination or expiration.  The following provisions shall survive any expiration or termination of this Agreement: Articles 4 (Celldex’s Manufacture and Supply Obligations) (subject to Section 4.4 (Survival of Manufacture and Supply Obligations)); 7 (Confidentiality); 9 (Indemnification); 11 (General Provisions), and Sections 2.1(a) (but solely to the extent such licenses survive expiration (but not termination) of this Agreement pursuant to Section 10.1); 2.1(b) (perpetual licenses granted to Amgen); 5.3(f) (Appropriate Measure of Value); 5.6 (Records and Audit); 8.3 (No Representations and Warranties; Exceptions); 8.4 (Disclaimer); 8.5 (Limitation of Damages); 10.6 (Effects of Termination); and 10.7 (Accrued Rights; Surviving Obligations).

ARTICLE 11

GENERAL PROVISIONS

11.1                  Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, without regard to any conflicts of law principles that would provide for application of the law of a jurisdiction other than Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the courts of the United States of America located in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or out of any transaction contemplated hereby.

11.2                  Notices.  All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) upon personal delivery to the Party to be notified at the address set forth below, (b) upon confirmation of receipt if sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below, (c) upon delivery if sent via a nationally recognized overnight courier to the address set forth below, with written verification of receipt, or (d) upon confirmation of receipt if sent by facsimile to the number set forth below.

To Amgen:

Amgen Inc.
One Amgen Center Drive

Thousand Oaks, CA  91320-1799

Attention:  Corporate Secretary

Telephone:  (805) 447-1000

Facsimile:  (805) 499-6751

To Celldex:

222 Cameron Drive, Suite 400,

Phillipsburg, NJ 08865

Attn: Chief Executive Officer

Telephone: (908) 454-7120

Facsimile: (908) 454-1911

Any Party may, by written notice to the other, designate a new address or fax number to which notices to the Party giving the notice shall thereafter be mailed or faxed.

11.3                  Force Majeure.  No Party shall be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the Party claiming excuse uses its reasonable efforts to overcome the same.  This Section 11.3 shall not excuse any delay or failure by Celldex to pay any amounts owed to Amgen hereunder.

11.4                  Entirety of Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter contained herein and merges all prior discussions and agreements between them, and no Party shall be bound by any representation other than as expressly stated in this Agreement, or a written amendment to this Agreement signed by authorized representatives of each of the Parties.

11.5                  Non-Waiver.  The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation.  Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any other occasion.  No waiver, modification, release or amendment of any right or obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by all Parties hereto.

11.6                  Independent Contractors.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partnership, principal and agent, joint venture or any other fiduciary relationship between the Parties.

11.7                  Severance.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall negotiate in good faith to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized

11.8                  Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Party, provided, however that a Party may make such an assignment or transfer, by operation of law or otherwise, without the other Party’s consent to Affiliates or to an entity that acquires all or substantially all of the business of Amgen and its Affiliates or Celldex and/or its Affiliates, respectively, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise.  To the extent any rights and/or obligations of a Party are held by an Affiliate of such Party then any business transaction or other event that, in each case, causes such Affiliate to cease to be an Affiliate of the Party, shall be deemed an assignment of the rights and/or obligations held by such former Affiliate and require prior written consent of the other Party.  Notwithstanding the foregoing, Amgen shall have the right to assign its rights to payment pursuant to Article 5 without Celldex’s consent. This Agreement shall be binding on the successors and permitted assigns of the assigning Party, and the name of a Party appearing herein shall be deemed to include the name(s) of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 11.8 shall be null and void and of no legal effect.

11.9                  Bankruptcy.  All rights and licenses granted under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code.  Celldex, as a licensee of such rights under this Agreement, shall retain and may fully exercise any or all of its rights and elections under the Bankruptcy Code.

11.10           Headings; Interpretation.  The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting.  The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and no rule of strict construction shall be applied against any Party.  The words “include,” “includes,” or “including” shall be deemed followed by the words “without limitation.”  The words “herein,” “hereof,” “hereunder,” and other words of similar import in this Agreement refer to this Agreement as a whole, including the exhibits, and not to any particular section, paragraph or clause contained in this Agreement.

11.11           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

11.12           Performance by Affiliates.  Either Party may perform its obligations and exercise its rights hereunder by or through one or more of its Affiliates, provided that such Party shall be responsible for the acts and/or omissions of any of its Affiliates. To the extent any of the obligations set forth herein are the obligations of Immunex, Amgen hereby undertakes to cause Immunex to perform such obligations.

11.13           Legal Compliance.  The Parties shall review in good faith and cooperate in taking such actions to ensure compliance of this Agreement with all applicable laws.

11.14           Construction.  The Parties mutually acknowledge that they and their attorneys have participated in the negotiation and preparation of this Agreement.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have drafted the Agreement or authorized the ambiguous provision.

11.15           Further Acts.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.16                 Fees and Expenses. Regardless of whether or not the transactions contemplated by this Agreement are consummated, each Party shall bear its own fees and expenses incurred in connection with the negotiation and execution of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties hereto have duly executed this License and Assignment Agreement.

AMGEN INC.

By:	/s/ Robert A. Bradway

Name:	Robert A. Bradway

Title:	Executive Vice President and
Chief Financial Officer

CELLDEX THERAPEUTICS, INC.

By:	/s/ Anthony S. Marucci

Name:	Anthony S. Marucci

Title:	President & CEO

EXHIBIT A

AMG 949 Sequence

[*]

* Confidential

EXHIBIT B

AMG 950 Sequence

[*]

* Confidential

2

Exhibit C

Assigned AMG 949/AMG950 Patent Rights

[*]

* Confidential

[*]

* Confidential

2

[*]

* Confidential

3

[*]

* Confidential

4

[*]

* Confidential

5

[*]

* Confidential

6

[*]

* Confidential

7

[*]

* Confidential

8

[*]

* Confidential

9

[*]

* Confidential

10

[*]

* Confidential

11

[*]

* Confidential

12

EXHIBIT D

OTHER ASSIGNED AMG 950 PATENTS

[*]

* Confidential

[*]

* Confidential

2

[*]

* Confidential

3

Exhibit E-1

AMG 949/AMG 950 Licensed Patent Rights

[*]

* Confidential

[*]

* Confidential

2

Exhibit E-2

EASE LICENSED PATENT RIGHTS

[*]

* Confidential

EXHIBIT E-3

NUCLEOTIDE SEQUENCE OF PG5.7 EASE

[*]

* Confidential

[*]

* Confidential

2

[*]

* Confidential

3

[*]

* Confidential

4

Exhibit F

Ongoing Studies

[updated list to be provided]

Exhibit G

Third Party Sublicensees

[*]

* Confidential

Exhibit H

Third Party Royalty Agreement

•                  Royalty agreement effective as of July 1, 1998 by and between American Home Products Corporation, American Cynamid Company and Immunex Corporation.

Exhibit I-1

Form of Assignment for Assigned AMG 949/AMG 950 Patent Rights

ASSIGNMENT

WHEREAS IMMUNEX CORPORATION, (hereinafter, “ASSIGNOR”), a wholly-owned subsidiary of Amgen Inc. and a corporation organized and existing under the laws of the State of Washington, and having a place of business at 51 University Street, Seattle, Washington 98101, is the assignee of interest in inventions set forth in U.S. and foreign patents and U.S. and foreign patent applications and any continuation, continuation-in-part, divisional, substitute, reissues, re-examinations, and extensions thereof (collectively, “Patent Documents”), listed in Appendix A hereto; and

WHEREAS Celldex Therapeutics, Inc., (hereinafter, “ASSIGNEE”), a corporation organized and existing under the laws of the State of Delaware, and having a place of business at 222 Cameron Drive, Suite 400, Phillipsburg, NJ 08865, is desirous of acquiring all interest in and to said inventions and to the Patent Documents listed in Appendix A.

NOW, THEREFORE, be it known to all whom it may concern:

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor has sold, assigned, transferred and set over, and by these presents does hereby irrevocably sell, assign, transfer and set over, unto Assignee, its successors, legal representatives and assigns, all of Assignor’s right, title and interest, as of the Effective Date, in, to and under the issued patents set forth on Appendix A and any reissues, reexaminations, and extensions thereof, and the patent applications set forth on Appendix A and all patents of the United States which may be granted thereon, and all divisions, renewals, continuations, and substitute applications thereof, and all patents worldwide that may be granted thereon, and all reissues, reexaminations, and extensions thereof, together with the right to file such applications and the right to claim for the same the priority rights derived from such patent application under the patent laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, to be held and enjoyed by ASSIGNEE for its own use and enjoyment, and for the use and enjoyment of its successors and assigns, to the end of the term or terms for which such letters patent may be granted or reissued, as fully and entirely as the same would have been held and enjoyed by ASSIGNOR if this assignment and sale had not been made, each of the foregoing including, to the extent applicable, the right to seek damages and/or injunctive relief in the event of infringement of any such issued patent, with the right to sue for and receive the same for Assignee’s own account and use, solely to the extent such infringement occurs from and after the

Effective Date, and, to the extent set forth above, for the use and on behalf of its successors and assigns.

ASSIGNOR HEREBY authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any official of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to Assignee, its successors, legal representatives and assigns, in accordance with the terms of this Assignment, and hereby grants the attorney of record the power to insert on this Assignment any further identification of the issued patents and the patent applications set forth on Appendix A that is necessary under the rules of the United States Patent and Trademark Office, and the patent office of any country or countries foreign to the United States, for recordation of this Assignment, and agrees, without further consideration, at Assignee’s expense, to execute and deliver such other documents that Assignee, its successors and/or assigns may reasonably request that are necessary under the rules of the United States Patent and Trademark Office, and the patent office of any country or countries foreign to the United States, for recordation of this Assignment; provided that Assignee shall be solely responsible for performing all activities in connection with recordation of this Assignment with the United States Patent and Trademark Office, and the patent office of any country or countries foreign to the United States.

ASSIGNOR HEREBY covenants and agrees that it has the full right to convey the interest herein assigned, and ASSIGNOR has not executed, and will not execute, any agreement in conflict herewith.

 [Signatures Appear on the Following Page]

2

IN WITNESS WHEREOF, Assignor has caused this Assignment to be to be executed by its duly authorized representatives effective as of the Effective Date.

IMMUNEX CORPORATION

By:
Name:
Title:

STATE OF WASHINGTON

COUNTY OF [                          ]

On [                              ], before me,                                                                 , personally appeared                                                                                    ,personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature	(Seal)

My Commission Expires:

3

Appendix A

Exhibit I-2

Form of Assignment for Other Assigned AMG 950 Patents

ASSIGNMENT

WHEREAS IMMUNEX CORPORATION, (hereinafter, “ASSIGNOR”), a wholly-owned subsidiary of Amgen Inc. and a corporation organized and existing under the laws of the State of Washington, and having a place of business at 51 University Street, Seattle, Washington 98101, is the assignee of interest in inventions set forth in certain U.S. and foreign patents (collectively, “Patent Documents”), listed in Appendix A hereto; and

WHEREAS Celldex Therapeutics, Inc., (hereinafter, “ASSIGNEE”), a corporation organized and existing under the laws of the State of Delaware, and having a place of business at 222 Cameron Drive, Suite 400, Phillipsburg, NJ 08865, is desirous of acquiring all interest in and to said inventions and to the Patent Documents listed in Appendix A.

NOW, THEREFORE, be it known to all whom it may concern:

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor has sold, assigned, transferred and set over, and by these presents does hereby irrevocably sell, assign, transfer and set over, unto Assignee, its successors, legal representatives and assigns, all of Assignor’s right, title and interest, as of the Effective Date, in, to and under the issued patents set forth on Appendix A, to be held and enjoyed by ASSIGNEE for its own use and enjoyment, and for the use and enjoyment of its successors and assigns, to the end of the term or terms for which such letters patent may be granted, as fully and entirely as the same would have been held and enjoyed by ASSIGNOR if this assignment and sale had not been made, each of the foregoing including, to the extent applicable, the right to seek damages and/or injunctive relief in the event of infringement of any such issued patent, with the right to sue for and receive the same for Assignee’s own account and use, solely to the extent such infringement occurs from and after the Effective Date, and, to the extent set forth above, for the use and on behalf of its successors and assigns.

ASSIGNOR HEREBY authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any official of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue the same to Assignee, its successors, legal representatives and assigns, in accordance with the terms of this Assignment, and hereby grants the attorney of record the power to insert on this Assignment any further identification of the issued patents set forth on Appendix A that is necessary under the rules of the United States Patent and Trademark Office, and the patent office of any country or countries foreign to the United States, for recordation of this Assignment, and agrees, without further consideration, at Assignee’s expense, to execute and deliver such other documents that Assignee, its successors and/or assigns may reasonably request that are necessary under the rules of the United States Patent and Trademark Office, and the patent office of any country or countries foreign to the United States, for recordation of this Assignment; provided that Assignee shall be solely responsible for performing all activities in connection with recordation of this Assignment with the United States Patent and Trademark Office, and the patent office of any country or countries foreign to the United States.

ASSIGNOR HEREBY covenants and agrees that it has the full right to convey the interest herein assigned, and ASSIGNOR has not executed, and will not execute, any agreement in conflict herewith.

 [Signatures Appear on the Following Page]

2

IN WITNESS WHEREOF, Assignor has caused this Assignment to be to be executed by its duly authorized representatives effective as of the Effective Date.

IMMUNEX CORPORATION

By:
Name:
Title:

STATE OF WASHINGTON

COUNTY OF [                          ]

On [                              ], before me,                                                                 , personally appeared                                                                                                 ,personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature	(Seal)

My Commission Expires:

3

Appendix A

Exhibit J

Form of Assignment and Assumption Agreement

INSTRUMENT OF ASSIGNMENT AND ASSUMPTION

This Instrument of Assignment and Assumption (this “Agreement”) is made and effective as of this        day of         , 2009 (the “Assignment Effective Date”), by and between Amgen Inc., a Delaware corporation (“Amgen”) and Celldex Therapeutics, Inc.,  a Delaware corporation (“Celldex”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the License and Assignment Agreement (as defined below).

W I T N E S S E T H

WHEREAS, Amgen or one of its Affiliates is a party to each of the contracts set forth on Attachment A hereto (“Assumed Agreements”);

WHEREAS, Amgen and Celldex have entered into a License and Assignment Agreement, dated as of                                             , 2009 (the “License and Assignment Agreement”), pursuant to which, among other things, Amgen has agreed to assign to Celldex, and Celldex has agreed to assume from Amgen, the Assumed Agreements, all on the terms and subject to the conditions set forth in the License and Assignment Agreement;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in the License and Assignment Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1.     Assignment of Assumed Agreements.  Amgen hereby irrevocably assigns, transfers and delivers unto Celldex all right, title and interest of Amgen in, to and under the Assumed Agreements solely to the extent they relate to the Molecules as defined in the License and Assignment Agreement (the “Molecules”), and except to the extent such rights relate to liabilities or obligations of Amgen which became due and payable, or were required to be performed, or arise as a result of Amgen’s performance, actions or failure to act on or prior to the Assignment Effective Date of this Agreement, and Celldex hereby accepts such assignment, transfer and delivery, all on the terms and subject to the conditions set forth in the License and Assignment Agreement.

2.     Assumption of Assumed Agreements.  Celldex hereby accepts and assumes all liabilities and obligations of Amgen under the Assumed Agreements solely to the extent they relate to the Molecules, and except to the extent such liabilities and obligations became due and payable, or were required to be performed, or arise as a result of Amgen’s performance, actions or failure to act on or prior to the Assignment Effective Date of this Agreement, all on the terms and subject to the conditions set forth in the License and Assignment Agreement.  To the extent any of the Assumed Agreements relate to molecules or compounds other than the Molecules,

2

Amgen expressly retains the rights and obligations of Amgen under such Assumed Agreements with respect to any molecules or compounds other than the Molecules.

3.     Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, as applied to agreements executed and performed entirely within the State of Delaware, without regard to any applicable principles of conflicts of law.

4.     Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.     Successors.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors under the License and Assignment Agreement, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any rights, interests, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

6.     Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained herein.

7.     Severability.  In the event that any one or more of the provision contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

8.     Entire Agreement.  This Agreement is subject to all of the terms, conditions and limitations set forth in the License and Assignment Agreement, and together with the License and Assignment Agreement constitutes the entire agreement of the parties hereto, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.  EXCEPT AS EXPRESSLY SET FORTH IN THE LICENSE AND ASSIGNMENT AGREEMENT, AMGEN MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE ASSUMED AGREEMENTS.

9.     Conflicts.  Notwithstanding anything to the contrary contained in this Agreement, in the event of any conflict between the terms of this Agreement and the terms of the License and Assignment Agreement, the terms of the License and Assignment Agreement shall control.

3

(signature page immediately follows)

4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AMGEN INC.

By:
Name:
Title:

CELLDEX THERAPEUTICS, INC.

By:
Name:
Title:

5

ATTACHMENT A

Exhibit K

Excluded Contracts

1.               FLT3 Ligand Product License and Supply Agreement effective as of December 15, 1996 by and between ImClone Systems Incorporated and Immunex Corporation.

2.               License Agreement effective as of July 11, 2008 by and between Amgen Inc. and Gamida-Cell Ltd.

3.               Collaboration Agreement effective as of December 23, 2003, as amended, by and between Amgen Inc. and ViaCell, Inc.

4.               Flt3 Receptor Patents License Agreement and License and Supply Agreement effective as of December 16, 1996 by and between ImClone Systems Incorporated and Immunex Corporation.

5.               FLT3 Ligand Agreement effective as of June 29, 1998 by and between Schering Corporation and Schering-Plough, Ltd, and Immunex Corporation.

6.     Gene Transfer Technology License Agreement dated as of February 18, 1992 by and between Immunex Corporation and Targeted Genetics Corporation.

7.               Any Third Party license agreement for which Amgen requires the rights and license pertaining to (i) the use of AMG 949 and AMG 950 in research to evaluate their utility as agents in the diagnosis of diseases, states or conditions); and (ii) the making, having made, using, selling or offering for sale, and development of reagents, derivatives and other products incorporating, using or derived from or based on AMG 949 and/or AMG 950, solely for in vitro laboratory research or in vivo animal research.

8.               Clinical Research Grant Agreement effective as of the June 11, 2006 by and between The University of Texas M.D. Anderson Cancer Center and Amgen Inc.

EXHIBIT L

EXCLUDED PATENTS

Excluded Patents consist of the following Patent Rights:

[*]

* Confidential

[*]

* Confidential

2

[*]

* Confidential

3

SCHEDULE 8.2(f)

[*]

* Confidential

EXHIBIT M

[*]

* Confidential

[*]

* Confidential

2

[*]

* Confidential

3

[*]

* Confidential

4

[*]

* Confidential

5

[*]

* Confidential

6